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                                  Exhibit 23.3







INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Osage Systems Group, Inc. on Form SB-2 of our report dated March 24, 1997. We understand that certain presentations have been restated for purposes of this Registration Statement to be consistent with successor auditors' presentation.

We also consent to the reference to us under the heading "Experts" appearing in such prospectus.

PEARCE, GRAY & RUDD
Mesa, Arizona

March 28, 1998